EXHIBIT 10.106


                             SHAREHOLDERS AGREEMENT

     SHAREHOLDERS AGREEMENT made as of July 15, 1997 (this "Agreement") by and among DAVCO INDUSTRIES, INC., a New York corporation having its principal office at 350 Fifth Avenue, New York, New York 10118 (hereinafter referred to as, "Davco"), STEVEN ARNOLD, an individual residing at 68 Boulder Ridge Road, Scarsdale, New York 10583 ("SA"), CHRISTOPHER HEALY, an individual residing at 11 Iron Gate Hill, Westport, Connecticut 06880 ("CH") (SA and CH being the owners of all of the outstanding capital stock of Davco and hereinafter collectively referred to as, the "Davco Principals"), ARIS MANAGEMENT CORP., a New York corporation having an address at 475 Fifth Avenue, New York, New York 10017 (hereinafter referred to as "AMC") and ARIS INDUSTRIES, INC., a New York corporation having an address at 475 Fifth Avenue, New York, New York 10017 (hereinafter referred to as "Aris");

     WHEREAS, Davco, the Davco Principals, and AMC (an indirect subsidiary of
Aris) have entered into an Asset Purchase Agreement dated as of July 15, 1997 (the "Asset Purchase Agreement") providing for the sale by Davco to AMC of the Purchased Assets including the Davco Apparel Business (both as defined in the Asset Purchase Agreement) and the goodwill thereof as a going concern, its corporate and trade names and its trademark licenses, and the closing under the Asset Purchase Agreement has occurred on the date hereof (the "Closing Date");

     WHEREAS, the purchase price payable AMC to Davco pursuant to the Asset Purchase Agreement includes THREE MILLION (3,000,000) shares of the Common Stock, par value $.01 per share, of Aris ("Aris Common Stock") delivered on the Closing Date(such shares of Aris Common Stock delivered to Davco pursuant to the Asset Purchase Agreement referred to herein as the "Shares");

     WHEREAS, it is a closing condition under the Asset Purchase Agreement that Davco and the Davco Principals enter into this Agreement providing for certain restrictions on the transfer of the Shares; and

     WHEREAS, APOLLO ARIS PARTNERS, L.P., a Delaware limited partnership, having an address c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577 (hereinafter referred to as "Apollo") and CHARLES S. RAMAT, an individual residing at 1185 Park Avenue, New York, New York 10028 ("CSR") are each shareholders of Aris and shall be the beneficiaries of certain provisions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of AMC's entering into the Asset Purchase Agreement, the mutual agreements and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto HEREBY AGREE AS FOLLOWS:

          1. Applicability of Restrictions of this Agreement. The restrictions and other provisions set forth in this Agreement with respect to the Shares shall apply to the Shares as held of record and/or beneficially by Davco and the Davco Principals, and shall continue to apply in full force and effect notwithstanding any distribution, transfer or assignment of Shares at any time from Davco to the Davco Principals and notwithstanding the liquidation, dissolution or winding up of Davco. Davco and the Davco Principals shall notify Aris in writing at least ten (10) days in advance of any distribution, transfer or assignment from Davco to any of the Davco Principals specifying the details of the number of shares being transferred and the transferee thereof. The restrictions and other provisions set forth in this Agreement with respect to the Shares shall also apply to all equity securities of Aris which may be issued, distributed to, or exchanged with Davco or the Davco Principals, in respect of the Shares, including those resulting from reclassification, recapitalization, combinations or exchanges of shares, reorganizations, liquidations, split-ups, distributions of a dividend payable in stock, changes in par value, or shares resulting from any merger, consolidation, or sale or exchange of shares or assets of Aris.

          2. Representations, Warranties and Covenants of Davco and Davco Principals. Davco and the Davco Principals, jointly and severally, represent and warrant unto and covenant and agree with AMC and Aris, and such representations, warranties, covenants and agreements are material inducements to AMC and Aris entering into this Agreement and AMC entering into the Asset Purchase Agreement:

               (a) Davco and the Davco Principals acknowledge and agree that no assurances or representations are made by AMC or Aris as to the present or future market value of the Shares of Aris Common Stock issued to Davco pursuant to the Asset Purchase Agreement. Davco and the Davco Principals acknowledge their receipt and review of Aris' Form 10K for the year ended December 31, 1996, its Form 10Q for the first quarter ended March 31, 1997, and its Form 8K's dated May 5, 1997 and June 18, 1997, all as filed with the Securities and Exchange Commission ("SEC"). Each of Davco and the Davco Principals, and their representatives, have been granted the opportunity to ask questions of, and receive answers from, representatives of Aris concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that they deem necessary regarding Aris or the Shares and each of their knowledge and experience in financial and business matters is such that he or it is capable of evaluating the merits and risks of the investment in the Shares, or he or it has been advised by a representative possessing such knowledge and experience. Neither Aris nor AMC nor their professional advisors have provided or offered to provide any tax, legal or financial advice to Davco or the Davco Principals in connection with the Asset Purchase Agreement or their acquisition of the Shares and they are relying solely on their own advisors for tax, legal and finance advice relating thereto.

               (b) All Shares of Aris Common Stock delivered pursuant to the Asset Purchase Agreement shall be acquired by Davco and the Davco Principals for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any intention of distributing or selling such shares of Aris Common Stock; provided however, that the foregoing shall not preclude Davco or the Davco Principals from transferring shares of Aris Common Stock in accordance with Rule 144 Brokers Transactions (as defined herein) subject to the limitations as to timing and amounts of Shares set forth in this Agreement.

               (c) The Shares of Aris Common Stock obtained by the Seller pursuant to this Agreement have not been registered under the Securities Act of 1993, as amended (the "Securities Act"), shall be "restricted stock", and even if a sale is otherwise permitted by this Agreement, the Shares may not be resold without an effective registration statement under the Securities Act or an exemption therefrom pursuant to Rule 144 or otherwise and shall be so legended. Any Transfer of Shares otherwise permitted by this Agreement shall be made only in full compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder and applicable state securities law and regulations. Any Transfer(as defined in Section 3 below) of the shares of Aris Common Stock obtained pursuant to this Agreement shall require an opinion of counsel of Aris to the effect that the Transfer is in compliance with the Securities Act (the cost of which shall be paid by Seller); such opinion shall not be unreasonably withheld or delayed. Davco and the Davco Principals undertake to file with the SEC and with Aris all necessary Forms 144, Forms 3, 4 and 5, Forms 13D and other required reports and filings, and amendments thereof, in connection with any Transfer of Shares. Davco and the Davco Principals agree that prior to making any Transfer of the Shares they will give written notice to Aris describing the manner of such proposed Transfer and the number of Shares involved. Davco and the Davco Principals agree to furnish any additional information reasonably requested by Aris to assure compliance with applicable federal and state securities laws in connection with any Transfer of Shares.

               (d) Davco and the Davco Principals acknowledge that it and they are familiar with Rule 144, as amended, under the Act, and that they have been advised that Rule 144 permits,

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          only under certain circumstances, the public resale of restricted securities such as the Shares.

     3. No Transfers Except as Permitted by This Agreement. Neither Davco nor the Davco Principals shall directly or indirectly sell, exchange, transfer, gift, pledge, hypothecate, grant a security interest in, grant a proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in (hereinafter referred to as a "Transfer"), any of the Shares, or any interest therein or any certificates representing any such Shares, nor shall they or any of them attempt to do so, except as permitted by this Agreement. Any purported Transfer in violation of this Agreement shall be invalid.

     4. Transfers Must Comply With Securities Laws. Any Transfer of Shares otherwise permitted by this Agreement shall be made only in full compliance with the Securities Act and applicable and state securities laws and regulations.

     5. Legend. So long as this Agreement remains in effect, there shall be noted conspicuously upon each stock certificate representing Shares (and any replacement certificate therefor), the following statement:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 as amended ("the Securities Act") nor under any applicable state securities act and may not be transferred, offered, sold, pledged or hypothecated except pursuant to (i) an effective registration statement relating to such stock under the Securities Act and any applicable state securities act, or (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under such act or acts relating to the disposition of securities). An opinion of counsel satisfactory to the Corporation that Rule 144 is available and applicable shall be a condition to any proposed transaction involving such shares.

          "The rights to transfer and vote the Shares represented by this certificate are further restricted by the terms and provisions contained in a Shareholders Agreement dated July 15, 1997 on file at the offices of the Corporation."

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     6. Additional Transfer Restrictions; Rule 144 Brokers Transactions in
Limited Amounts. Davco and the Davco Shareholders hereby agree that, in addition to limitations on Transfer imposed by Rule 144 and other applicable federal and state securities laws and regulations, Transfers of the Shares shall be further limited to sales which are over the market in "brokers transactions" (as defined in Rule 144 and attached as Exhibit A hereto) and meeting the manner of sale and all other requirements of Rule 144 (such sales referred to herein as "Rule 144 Brokers' Transactions"), at the times and in the amounts set forth as follows:

          (a) No Transfers may be made during the first year following the Closing Date.

          (b) In each of the second, third and fourth years following the Closing Date, a maximum of 300,000 of such Shares per year may be sold in Rule 144 Brokers Transactions for the account of SA (beneficially or of record) and a maximum of 300,000 of such Shares per year may be sold in Rule 144 Brokers Transactions for the account of CH (beneficially or of record).

          (c) Commencing in the fifth year following the Closing Date, a maximum of 600,000 of such Shares per year may be sold in Rule 144 Brokers Transactions for the account of SA (beneficially or of record) and a maximum of 600,000 of such Shares per year may be sold in Rule 144 Brokers Transactions for the account of CH (beneficially or of record).

References herein to the limitation on Shares sold for the account of SA or CH "beneficially or of record" shall mean shares sold directly by SA or CH if certificates for Shares are registered in their individual names and shares sold by Davco (which must be allocated to either SA or CH for this purpose) if certificates for Shares are registered in Davco's name. In the event Davco, SA or CH desire to sell any Shares in Rule 144 Brokers Transactions as permitted by this Section 5, they shall notify Aris in writing at least five (5) days in advance of the proposed sale, specifying the details as to the transferor, for whose account such transfer is allocated, and the number of Shares proposed to be sold.

     7. Additional Transfer Restrictions-Private and Other Sales.

          (a) During the first four (4) years following the Closing Date, Transfers of the Shares (other than in Rule 144 Brokers Transactions subject to the limitation in amounts and timing set forth in Section 5 above) shall NOT be permitted without the advance written consent of Aris in each case, which it may withhold in its sole discretion. Without limiting the

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          generality of the foregoing, privately negotiated sales, regardless of amount, and whether or not involving a significant block or bulk of Shares, or any sales which are the result of solicitation or offers of or to a purchaser or purchasers by Davco or the Davco Principals, shall NOT be permitted during the first four (4) years following the Closing Date.

          (b) Commencing in the fifth year following the Closing Date, Transfers of the Shares (other than in Rule 144 Brokers Transactions subject to the limitation in amounts and timing set forth in Section 5 above) for an all-cash purchase price shall only be permitted subject to successive rights of first refusal of (1) Aris, and (2) Apollo and CSR, in compliance with the procedures and limitations set forth in Section 6(c) below. Transfer of Shares other than for an all-cash purchase price shall not be permitted.

          (c) In the event that from and after the completion of four(4) years from the Closing Date, either Davco or the Davco Principals desire to Transfer any Shares (other than in Rule 144 Brokers Transactions subject to the limitation in amounts and timing set forth in Section 5 above) (such transferor referred to as a "Selling Shareholder") and intends to accept a bona fide written offer received from a third party unaffiliated with Davco, the Davco Principals or Aris (including an offer which is the result of solicitation by the Selling Shareholder) for any of his Shares of Aris for an all-cash purchase price, then the Selling Shareholder shall promptly give to Aris, Apollo and CSR written notice thereof, attaching the written offer of the third party, and setting forth the number of Shares to be transferred, the cash purchase price per share to be paid by the third party, the identity of the third party offeror, evidence of the financial capability of the third party offeror and details as to the transferor and for whose account the Shares will be sold. Aris shall have the right, by written notice to the Selling Shareholder, Apollo and CSR within thirty
     (30) days thereafter, to purchase any or all the Shares covered by such offer at same all-cash purchase price per share set forth in the third party offer. In the event that Aris shall not elect to exercise such right of first refusal, or shall elect to exercise such right of first refusal for less than all of the Shares proposed to be transferred, then Apollo and CSR shall have the right, by written notice given to the Selling Shareholder and Aris within a further thirty (30) day period, to purchase any or all the Shares (which Aris has not elected to purchase) covered by such offer at the same all-cash purchase price per share set forth in the third party offer. As between Apollo and CSR, they shall have equal rights to purchase any such Shares available; if either of Apollo or CSR does not purchase its full portion of the Shares available to be purchased, the other of Apollo and CSR shall have the right to purchase the balance.

     To the extent that Aris, Apollo and/or CSR elect to exercise their rights of first refusal to purchase any Shares covered by such third party offer, a closing for the purchase of such Shares will be held at a time and place specified by Aris, Apollo and/or CSR, as applicable, within ninety (90) days of the Selling Shareholder's original notice of proposed transfer, at which time the purchaser(s) shall tender the cash purchase price for the Shares to be transferred to them, and the Selling Shareholder shall transfer such Shares to the purchaser(s), free and clear of all liens, claims and encumbrances whatsoever, and shall deliver stock certificates and stock powers therefor endorsed in blank.

     Failure to give any notice during said exercise periods shall be deemed to be an election not to exercise a right of first refusal as to such offer. The election by Aris, Apollo or CSR not to exercise their right of first refusal as to any offer shall not affect their right of first refusal as to any subsequent offer. If Aris, Apollo and CSR, in the aggregate, elect to exercise their rights of first refusal, as to less than all the Shares offered by the Selling Shareholder, then the Selling Shareholder may proceed to transfer the balance of his or its Shares covered by the third party offer within a period of ninety
(90) days after the original notice of the offer and shall provide Aris, Apollo and CSR with written notification of the completion of such sale; but if such sale is not consummated within such 90 day period, the Shares covered by the offer, if subsequently to be transferred by the Selling Shareholder, will be subject to the right of first refusal provided by this Section 6(c). A Selling Shareholder may not initiate the procedure to transfer Shares pursuant to this
Section 6(c) by sending notice more frequently than once every six months.

     8. Restriction on Acquisitions of Additional Aris Shares Except for the Shares issued on the Closing Date, neither Davco nor the Davco Principals, nor any affiliate or family member thereof shall, directly or indirectly, purchase or acquire any shares of Aris Common Stock or other capital stock, securities or debt instruments of Aris (or its subsidiaries) of any class, except with the advance written consent of Aris in each instance.

     9. Voting Agreements. For so long as Charles S. Ramat is Chairman, Chief Executive Officer or President of Aris, Davco and the Davco Principals agree that upon any matter submitted to or requiring the vote of the holders of Aris Common Stock (including without limitation, for the election of Directors of Aris), they will vote all of the shares of Aris Common Stock owned by them or their affiliates(including without limitation, the Shares) for the recommendations, proposals and nominations of the Board of Directors of Aris, and on the Closing Date and from time to time thereafter, Davco and the


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Davco Shareholders shall execute and deliver such proxies and other documentation to effectuate such obligation.

     10. Registration Rights.

          (a) Davco and the Davco Principals shall be entitled to certain "piggyback" registration rights with respect to the Shares to the extent and in accordance with the terms and procedures set forth in this Section 10; provided, however, that under no circumstances shall they be entitled to demand registration rights. The Shares owned by Davco and the Davco Principals which at the time of a registration by Aris may be entitled to registration rights under this Section 10 are referred to as the "Eligible Shares"; the Eligible Shares shall be defined to include those specific Shares issued to Davco and the Davco Principals on the Closing Date pursuant to the Asset Purchase Agreement which at the time of registration are still owned by Davco and/or the Davco Principals. Registration rights granted herein to Davco and the Davco Principals shall not be transferable or assignable.

          (b) Aris shall advise Davco and the Davco Principals by written notice at least fifteen (15) days prior to the filing by Aris of any underwritten registration statement under the Securities Act covering Aris Common Stock(other than on Form S-8 or equivalent successor form) and in which the "Existing Major Shareholders" (as defined herein) would be eligible to have their shares of Aris Common Stock included in such registration on a "piggyback" basis pursuant to the Equity Registration Rights Agreement dated June 30, 1993 between Aris and the Existing Major Shareholders (the "Registration Rights Agreement") and will upon the written request of Davco and the Davco Principals specifying the number of Eligible Shares requested to be included, include in any such registration statement the requested Eligible Shares to the same proportionate extent as if Davco and the Davco Principals were Existing Major Shareholders (to the extent of such requested Eligible Shares) and the Existing Major Shareholders' shares of Aris Common Stock were eligible for inclusion in such registration statement on a "piggyback" basis pursuant to the Registration Rights Agreement, after giving effect to all adjustments, allocations, reallocations and limitations provided for in the Registration Rights Agreement (such portion of the Eligible Shares which may be included in the proposed registration collectively referred to as the "Registerable Shares"). The Existing Major Shareholders are defined as Apollo, CSR, Howard Weingrow, Robert Lifton, James Goren, Alexander Goren, and trusts affiliated with, or for the benefit of family members of, such persons, who are parties to the Registration Rights Agreement.

          (c) Davco and the Davco Principals shall furnish Aris with appropriate information in connection with any


                                       -8-



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          registration of the Registerable Shares as Aris may request. All costs and expenses of such registration statement covering the Registerable Shares shall be borne by Aris, except that Davco and the Davco Principals shall bear the fees of their own counsel, pay any and all taxes applicable to the sale of the securities sold by the them and pay any underwriting discounts or commission applicable to any of the securities sold by them.

          (d) Whenever a registration statement relating to any of the Registerable Shares is filed under the Securities Act, Aris will indemnify and hold harmless each of Davco and the Davco Principals as a holder of the Registrable Shares covered by such registration statement to the same extent (and subject to the same limitations and exclusions) as Aris would be required to indemnify the Existing Major Shareholders who would be entitled to participate in such registration on a "piggyback basis" pursuant to the Registration Rights Agreement, and Davco and the Davco Principals will indemnify Aris to the same extent (and subject to the same limitations and exclusions) as the Existing Major Shareholders would be required to indemnify Aris if they were to participate in such registration pursuant to the Registration Rights Agreement, in each case under the same terms, conditions and procedures as set forth in the Registration Rights Agreement.

          (e) The parties hereto acknowledge and agree that the registration rights granted to Davco and the Davco Principals hereunder shall expire and shall no longer be exercisable five (5) years from the Closing Date.

          (f) Davco and the Davco Principals agree that they will not Transfer any shares of Aris Common Stock during the five (5) business days prior to, and during the sixty (60) day period beginning on, the effectiveness of any registration statement with respect to Aris Common Stock or other securities of Aris.

     11. General Provisions.

          (a) This Agreement (together with the Asset Purchase Agreement and the other documentation executed in connection therewith) contains all of the terms of the understanding between Davco, the Davco Principals, AMC and Aris with respect to the subject matter hereof and, except as expressly set forth herein or therein, no representation has been made by or relied upon by either party hereto. This Agreement may not be changed or modified except in a writing signed by the each of the parties hereto.

          (b) Each of Davco and the Davco Principals represents and warrants that he and it is not a party to any agreement, contract or understanding, which would in any way


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     restrict or prohibit him from undertaking or performing the terms and conditions of this Agreement.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party hereto for himself or itself and his or its successors and assigns hereby consents to personal jurisdiction over him or it in the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of, or related to, this Agreement. Each party hereto agrees that service of process upon him or it may be made in any manner permitted by the laws of the State of New York, and in addition, specifically agrees that service of will be deemed sufficient for personal jurisdiction over him or it if service is made by registered or certified mail at the address of such party set forth above. Each of Davco and the Davco Principals, for itself, himself its and his heirs, personal representatives, successors and assigns, agrees that no action, suit or proceeding of any kind may be brought, and no claim may be asserted (whether by counter-claim, cross-claim or otherwise) by it, him or them against Aris or any affiliates thereof with respect to any matter arising from this Agreement, except in the courts of the State of New York and the federal courts located in the State of New York.

          (d) All notices and other communications hereunder shall be in writing and deemed to have been duly given if personally delivered or mailed, first class, postage prepaid, certified mail, return receipt requested, to the other party hereto at its or his address above written or at such other address as either of the parties may designate in conformity with the foregoing. All notices to Aris or AMC shall be sent to Charles S. Ramat, President of Aris. Copies of all notices to Aris, AMC, Apollo or CSR shall be sent to Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016,
     Attention: Lawrence M. Levinson, Esq. Copies of all notices to Davco or the Davco Principals shall be sent to Sargent & Sargent, 830 Post Road East, Westport, Connecticut 06880, Att: Thomas Sargent, Esq.

          (e) No waiver of any breach of any terms hereof shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

          (f) This Agreement shall be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns. Neither Davco nor the Davco Principals may assign any of its or their rights or obligations under this Agreement. The liquidation and dissolution of Davco shall not modify, reduce, or release any obligation of Davco or the Davco


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     Principals under this Agreement, all of which shall remain in full force and effect and enforceable against the Davco Principals, notwithstanding the liquidation and dissolution of Davco. Davco shall not be permitted to dissolve or liquidate except pursuant to the procedures set forth in the Asset Purchase Agreement.

          (g) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (h) The provisions and covenants set forth in this Agreement are for the benefit of the parties to this Agreement, Apollo and CSR and not for the benefit of any creditor or other person, and no creditor or other person shall have any right to enforce the provisions and covenants against any party hereto.

          (i) If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as to any jurisdiction, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

          (j) Each of the parties hereto shall cooperate and take such actions, and execute such other documents as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

          (k) Notwithstanding any other provision of this Agreement, it is understood and agreed that CSR and Apollo are beneficiaries of certain obligations of Davco, the Davco Principals and Aris set forth herein, that CSR and Apollo have countersigned this Agreement solely as beneficiaries of such obligations and to confirm that they may enforce such obligation against Davco, the Davco Principals and Aris, and neither CSR


                   [balance of page intentionally left blank]


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nor Apollo shall have any obligation to Davco, the Davco Principals or Aris by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                        DAVCO INDUSTRIES, INC.


                                        By: /s/ STEVEN ARNOLD
                                            ------------------------------------
                                            Name:  Steven Arnold
                                            Title: President


                                        By: /s/ CHRISTOPHER HEALY
                                            ------------------------------------
                                            Name: Christopher Healy
                                            Title: Chief Executive Officer


                                            /s/ STEVEN ARNOLD
                                            ------------------------------------
                                            Steven Arnold, Individually


                                            /s/ CHRISTOPHER HEALY
                                            ------------------------------------
                                            Christopher Healy, Individually



                                        ARIS MANAGMENT CORP.


                                        By: /s/  CHARLES S. RAMAT
                                            ------------------------------------
                                            Name: Charles S. Ramat
                                            Title: Chairman



                                        ARIS INDUSTRIES, INC.

                                        By: /s/ CHARLES S. RAMAT
                                            ------------------------------------
                                            Name: Charles S. Ramat
                                            Title: President



                                        APOLLO ARIS PARTNERS, L.P.
                                        (Beneficiary)


                                        By: AIF-II, L.P., its General Partner

                                        By: Apollo Advisors, L.P., its General
                                              Partner

                                        By: Apollo Capital Management, Inc.,
                                              its General Partner


                                        By: /s/ ROBERT A. KATZ
                                            ------------------------------------
                                            Robert A. Katz, Vice President


                                            /s/ CHARLES S. RAMAT
                                            ------------------------------------
                                            Charles S. Ramat, individually
                                            (Beneficiary)


                                      -12-